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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Datalink.net, Inc., dated as of September 28, 2000, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.


Date:  September 28, 2000               BROWN SIMPSON PARTNERS I, LTD.

                                        By:     /S/ PETER D. GREENE
                                                -------------------------------
                                                Peter D. Greene
                                                Attorney-in-Fact


Date:  September 28, 2000               BROWN SIMPSON ASSET MANAGEMENT, LLC

                                        By:     /S/ PETER D. GREENE
                                                -------------------------------
                                                Peter D. Greene
                                                Managing Principal